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                                                                   Exhibit 10.11

                                [CANCER VAX LOGO]

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                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT ("Amendment") to the Employment Agreement between CancerVax Corporation, a Delaware corporation ("CancerVax") and DAVID F. HALE ("Executive"), dated October 23, 2000, (the "Employment Agreement") is made and entered into as of the 29th day of April, 2003, by and between CancerVax and Executive with reference to the following:

      WHEREAS, CancerVax and Executive have entered into the Employment Agreement, on the terms and subject to the conditions set forth therein; and

      WHEREAS, CancerVax and Executive now desire to amend the terms and conditions of the Agreement;

      NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1. Section 5(g)(i) of the Employment Agreement shall be revised to read, in its entirety, as follows:

      "5. Compensation.


            (g) (i) In addition to any accelerated vesting provisions under the Plan, (A) if, within six (6) months following a Corporation Transaction (as defined under the Plan), the Corporation terminates this Agreement without Cause (as defined in Section 6) or for Executive's death or Permanent Disability or Executive terminates this Agreement for Good Reason, then 100% of the then unvested portion of the Option shall accelerate, vest and become exercisable, (B) upon the date which is six
      (6) months following a Corporate Transaction, 100% of the then unvested portion of the shares shall accelerate, vest and become exercisable, (C) if, during the first year of the Term, Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then upon such termination date, that portion of the shares shall accelerate, vest and become exercisable, which would have vested if Executive had remained employed for the entire first year of the Term (taking into account all vesting which occurred before such termination date), (D) if, following the first year of the Term, Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then upon such termination date, that portion of the Option shall accelerate, vest and become exercisable which would have vested if Executive had remained employed for an additional twelve (12) months following the termination date (without regard to any other vesting acceleration triggers) or such longer period as the Corporation and Executive may mutually agree, and (E) upon any termination of Executive's employment for Permanent Disability (as defined in Section 6), that portion of the shares shall accelerate, vest and become exercisable which would have vested if Executive had remained employed for an additional period of twelve (12) months following the termination date (without regard to any other vesting acceleration triggers)."
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3. All other terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

4. Miscellaneous.

a. Counterparts: This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.




      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date herein above set forth.

ACCEPTED AND AGREED TO FOR:

         CANCERVAX CORPORATION                                DAVID F. HALE
         "CANCERVAX"                                            "Executive"

          /s/ William R. LaRue                               /s/ David F. Hale
         -----------------------------------                 -------------------
         By: William R. LaRue, Sr. VP and CFO                By: David F. Hale
         Date:  August 6, 2003                               Date: Aug. 6, 2003



         [FIRST AMENDMENT TO THE EMPLOYMENT AGREEMENT BETWEEN CANCERVAX
                         CORPORATION AND DAVID F. HALE]



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